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                               Exhibit I

                      JOINT FILING AGREEMENT

     This Joint Filing Agreement dated as at January 24, 1995 between Foreign & Colonial Management Limited, a company organized under the laws of England, and Hypo Foreign & Colonial Management (Holdings) Limited, a company also organized under the laws of England (Collectively, the "Reporting Entities").

                          W I T N E S S E T H

     WHEREAS, the Reporting Entities may be required to file a statement, and amendments thereto, containing the information required by Schedule 13D or 13G pursuant to Section 13(d) of the Securities Exchange Act 1934 (the "Exchange Act"), and Rule 13d-1 promulgated thereunder, in connection with the acquisition of shares of common stock of Swift Energy Company, a Texas corporation, and

     WHEREAS, pursuant to Paragraph (f) of Rule 13d-1, the undersigned desire to satisfy any schedule 13D or 13G filing obligation under Rule 13d-1 by a single joint filing.

     NOW, THEREFORE, in consideration of the premises, the undersigned hereto agree as follows:

     1. The undersigned agree that any Statement on Schedule 13D or 13G to which this Agreement is attached, and any Amendments to such Statement, are filed on behalf on each one of them.

     2. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on the date above indicated.

                            FOREIGN & COLONIAL MANAGEMENT
                            LIMITED

                            By:/s/ James A. Findlay
                            Name:  James A. Findlay
                            Title: Director

                            HYPO FOREIGN & COLONIAL
                            MANAGEMENT (HOLDINGS) LIMITED


                            By:/s/ Robert G. Donkin
                            Name:  Robert G. Donkin
                            Title: Secretary